                                                                    EXHIBIT 8(f)

                     [LETTERHEAD OF PROVIDIAN CORPORATION]



February 10, 1997

Ms. Irene Diamant
Vice President
DFA Investment Dimensions Group Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, California  90401

Re: Marketing agreement dated November 15, 1996 (the "Marketing Agreement") among First Providian Life and Health Insurance Company ("Company"), DFA Investment Dimensions Group Inc. ("Fund"), Dimensional Fund Advisors Inc. ("Advisor"), and DFA Securities Inc. ("DFAS"), collectively the "Parties"

Dear Irene:

Because of an oversight on the Company's part, the Marketing Agreement that the Parties concluded in November 1996 failed to include the Schedule 1.1 referred to in Section 1.1 of that Marketing Agreement. This schedule specifies the variable annuity contract that is the subject of both the Marketing Agreement and the participation agreement executed on the same date. Enclosed herewith is a Schedule 1.1, which consists a copy of a Providian Advisor's Edge contract for issue in New York state only. The Company hereby intends to amend the Marketing Agreement so as to include the enclosed Schedule 1.1, effective retroactively to the date of the Marketing Agreement. In all other respects, the Parties affirm and ratify the terms, conditions, and covenants of the Marketing Agreement.

If the foregoing is acceptable to you, please acknowledge your receipt of this
Schedule 1.1 and your acceptance of the amendment set forth above by executing and returning a copy of this Letter Agreement to the attention of Mr. John Fendig.

Sincerely,

/s/ Jeffrey P. Lammers

Jeffrey P. Lammers
Vice President
First Providian Life and Health Insurance Company

Ms. Irene Diamant
February 10, 1997
Page 2



Acknowledged and agreed to this 18th day of February, 1997.

DFA Investment Dimensions Group Inc.
Dimensional Fund Advisors Inc.
DFA Securities Inc.

By:  /s/ Michael T. Scardina
     -------------------------
Name:   Michael T. Scardina
       -----------------------
Title:    VP & CFO
        ----------------------